EXH 99.1

FOR IMMEDIATE RELEASE

nasdaq panel grants marpai’s request for extension to comply with continued listing requirements

Tampa, March 13, 2024, Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), an independent national Third-Party Administration (TPA) company transforming the $22 billion TPA market supporting self-funded employer health plans with affordable, intelligent, healthcare, today announced that it received notice from the Nasdaq Hearings Panel (“Panel”) of The Nasdaq Stock Market (“Nasdaq”) that it has granted the Company an extension to regain compliance with the continued listing requirements for The Nasdaq Capital Market (the “Panel Decision”), as discussed more fully below.

Subject to the Company meeting certain requirements by March 31, 2024, the Hearings Panel granted the Company an extension until May 28, 2024, to regain compliance with the Market Value of Listed Securities (“MVLS”) requirement of $35,000,000 or satisfy any of the alternative requirements in Listing Rule 5550(b).

“The extension granted by the Nasdaq Hearings Panel will allow us to finish executing our plan to regain compliance with Nasdaq’s minimum market value of listed securities requirement,” said Damien Lamendola, CEO of Marpai. “Marpai has made significant progress on our plan to raise equity, improve operational efficiencies and drive growth through our recent customer renewals and wins.”

As previously disclosed by the Company, on May 31, 2023, Nasdaq Listing Qualifications staff (“Staff”) notified the Company that the market value of its listed securities (“MVLS”) had been below the minimum $35,000,000 required for continued listing as set forth in Listing Rule 5550(b)(2). In accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until November 27, 2023, to regain compliance. On November 28, 2023, the Staff notified the Company that it had determined to delist the Company as it did not comply with the MVLS requirement for listing on the Exchange. On November 29, 2023, the Company requested a hearing. A hearing on the matter was held on February 22, 2024, where the Company presented its compliance plan.

Notwithstanding the foregoing, there can be no assurance that the Company will be able to meet these deadlines or ultimately regain compliance with all applicable requirements for continued listing.

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a leading, national TPA company bringing value-oriented health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22 billion TPA sector serving self-funded employer health plans representing over $1 trillion in annual claims. Marpai works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private

EXH 99.1

Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses the potential to regain compliance with the Nasdaq listing rules. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Investor Relations contact:
Steve Johnson

steve.johnson@marpaihealth.com

###